UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))I

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2015, OriginClear, Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Agreement”) with Progressive Water Treatment, Inc., a Texas corporation (“PWT”) and Marc Stevens, PWT’s sole shareholder (“Stevens”).  Upon the satisfaction or waiver of the conditions in the agreement, but in no event later than October 31, 2015 (the “Closing Date”), the Company will acquire PWT from Stevens through the transfer of all issued and outstanding shares of PWT in exchange (the “Exchange”) for 10,000 shares of a new series of preferred stock, the Series B Preferred Stock, to be created by the Company prior to the Closing Date, using the form of Certificate of Designation attached as an exhibit to the Agreement.

Each share of Series B Preferred Stock will have a stated value of $150 per share and will be convertible into shares of the Company’s common stock at a conversion price of $0.03 per share, which may be converted to the Company’s common stock in three annual increments beginning 12 months from closing. The Series B Preferred Stock shall be entitled to vote with holders of the Company’s common stock on all corporate actions, including the election of the Company’s directors. The holders of the Series B Preferred Stock shall be entitled to cast one vote for each share of Series B Preferred Stock owned.

Consummation of the Exchange is subject to a number of closing conditions, including, among other things, (i) the satisfaction of due diligence by the parties of each other, (ii) the accuracy of the representations and warranties, subject to customary materiality qualifiers; and (iii) the execution of an employment agreement by Stevens, in the form of the Employment Agreement attached to the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the exhibits thereto.  The Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Agreement contains representations and warranties that the parties to the Agreement made to and solely for the benefit of each other, and the assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement (or such other date as specified therein).

Item 7.01 Regulation FD Disclosure

On August 4, 2015, the Company issued a press release regarding the Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement dated July 31, 2015 between OriginClear, Inc., Progressive Water Treatment, Inc. and Marc Stevens

99.1	Press Release, dated August 4, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

August 4, 2015	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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